                                                                    Exhibit 10.6

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Certain confidential terms have been omitted from this exhibit pursuant to a request for confidential treatment of those terms filed with the Securities and Exchange Commission. Such confidential portions have been filed with the Securities and Exchange Commission and are denoted in this exhibit by an asterisk (*).
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                                 NON-EXCLUSIVE
                            PATENT LICENSE AGREEMENT

     This Patent License Agreement ("Agreement") is effective as of the 30th day of October, 2002 ("Effective Date"), by and between Storage Computer Corporation ("SCC"), a Delaware corporation having its principal place of business at 11 Riverside Street, Nashua, New Hampshire 03062, and EMC Benelux BV ("EMC") with its principal office located at the Grand Duch of Luxembourg, 11, Rue de Bitbourg, L-1273 Luxembourg.

     WHEREAS, SCC is the owner of certain patents and has the exclusive right to grant licenses under these patents; and

     WHEREAS, EMC wishes to obtain a non-exclusive license under these patents.

     NOW, THEREFORE, in consideration of the promises and the faithful performance of the mutual covenants contained herein, the Parties hereby agree as follows:

1. Definitions.

     (a) "Affiliates" of a Party means any Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, that Party as of the Effective Date; provided that such Persons shall be deemed an Affiliate only so long as such control exists.

     (b) "Covered Product(s)" means any and all products which are sold or otherwise distributed by EMC, including without limitation, hardware or software, or a combination thereof, or any service offering that is covered by any claim in any of the SCC Patents; Covered Product(s) also includes the products and offerings of an entity which is either an Affiliate, Parent or Subsidiary of EMC.

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Patent License Agreement                                            Page 1 of 11

     (c) "Law" means any federal, state, local, municipal, foreign, international, multinational or other constitution, law, ordinance, principle of common law, regulation, statute, treaty or administrative order.

     (d) "Party" means a party to this Agreement.

     (e) "Person" means an association, a corporation, an individual, a partnership, a trust or any other entity or organization, including a Governmental Entity.

     (f) "Parent" means, with respect to any party, a person (A) acting as general partner of such party (excluding partnerships, the general partnership interests of which held, directly or indirectly, by such person do not constitute a majority of the voting interests in such partnership), (B) owning, directly or indirectly, in excess of a majority of the outstanding equity or voting securities or interests of such party or (C) holding, directly or indirectly, the right to elect at least a majority of the board of directors or others performing similar functions with respect to such party.

     (g) "SCC Patents" means: (A) the entire portfolio of patents throughout the world that are issued, assigned to or owned by SCC or any of its Subsidiaries or any of its Affiliates as of the Effective Date or thereafter, (B) any patent applications assigned to or owned by SCC or any of its Subsidiaries or any of its Affiliates that are on file with any governmental agency as of the Effective Date or thereafter, as well as all reexaminations, reissues, continuations, continuations-in-part, divisions, renewals and extensions of the foregoing and any patents that may issue from the foregoing, and (C) all patents under which SCC or any of its Subsidiaries or any of its Affiliates has as of the Effective Date Date, or thereafter obtains, the right to grant licenses to EMC of or within the scope granted herein without such grant or the exercise of rights thereunder resulting in the payment of royalties or other consideration by SCC or its Subsidiaries or its Affiliates to third parties (except for payments among SCC and its Subsidiaries and Affiliates, and payments to third parties for inventions made by said third parties while employed by SCC or any of its Subsidiaries or any of its Affiliates). In the event that the ownership or control of patents or patent applications is disputed by any Person or Party, SCC Patents shall include the broadest scope of SCC's rights in such patents or patent applications. SCC Patents include, but are not necessarily limited to, the patents listed in SCHEDULE A, attached hereto.

     (h) "Subsidiary" means, with respect to any party, any corporation or other organization, whether incorporated or unincorporated, of which (A) such party or any other Subsidiary of such party is a general partner (excluding partnerships, the general partnership interests of which held by such party or any Subsidiary of such party do not have a majority of the voting interest in such partnership), (B) such party or any Subsidiary of such party owns in excess of a majority of the outstanding equity or voting securities or interests or (C) such party or any Subsidiary of such party

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Patent License Agreement                                            Page 2 of 11
has the right to elect at least a majority of the board of directors or others performing similar functions with respect to such corporation or other organization.

     (i) "EMC Licensed Products" shall mean any and all products which are sold or otherwise distributed by EMC, its Parent (including, Subsidiaries and Affiliates of the Parent), Subsidiaries or Affiliates, including without limitation, Covered Product(s), hardware, software, service offering or a combination thereof, that is covered by any claim in any of the SCC Patents.

2. License.

     (a) Subject to the terms and conditions of this Agreement, and for the consideration stated in Section 3(a) of this Agreement, SCC on behalf of itself and its Affiliates and Subsidiaries grants to EMC, its Affiliates and Subsidiaries a fully paid-up, worldwide, non-exclusive, non-transferrable, perpetual, license, without any field-of-use or any geographic limitations, under the SCC Patents to:

          (i) to make, use (including the right to practice any method which is involved in the use), import, offer for sale, lease, license, sell and/or otherwise dispose of (either directly or indirectly) EMC Licensed Products;

          (ii) to have EMC Licensed Products made by another manufacturer for the use, importation, offer for sale, lease, license, sale and/or other disposition of (either directly or indirectly) by EMC;

          (iii) to make, have made, use and/or import any equipment for use in the manufacture of EMC Licensed Products and to practice and have practiced any method or process involved in the manufacture or use of EMC Licensed Products to the extent such method or process is covered by one or more of SSC Patents; and

          (iv) to provide or have provided services and ancillary repair and replacement parts to end-users, including, without limitation, maintenance, repair and integration services.

     (b) The licenses granted to EMC herein shall include the right to grant sublicenses by EMC to its Parents, Subsidiaries and Affiliates existing on or after the Effective Date, which sublicenses shall include the right of sublicensed Parents, Subsidiaries and Affiliates to sublicense other Subsidiaries. Such sublicense right shall include the right of EMC to grant to its Parent, including the Parent's Subsidiaries and Affiliates, a fully paid-up, worldwide, non-exclusive, non-transferable, perpetual, license, without any field-of-use or any geographic limitations, under the


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PATENT LICENSE AGREEMENT                                            Page 3 of 11


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SCC Patents of the same scope as the license from SCC to EMC. For purposes of this Section 2, the term "Parent" shall be deemed to include all Subsidiaries and Affiliates of the Parent.

     (c) The grants of license and sublicense rights are subject to the following limitations:

          (i) Except as expressly provided in this Agreement, no implied license or right to sublicense is granted by this Agreement.

          (ii) In the event of a merger, the license to the merging party will survive only as to licensed products and Covered Products sold by the licensee at the time of the merger and to licensed products and Covered Products under development by the licensee at the time of the merger that are introduced within a two-year period after the merger.

          (iii) Except as provided for in Sections 2(c)(ii) and 4(b), any license or sublicense, including the right to grant sublicenses, to a Parent, Affiliate or Subsidiary will terminate on the date such Parent, Affiliate or Subsidiary ceases to be a Parent, Affiliate or Subsidiary.

          (iv) Release. SSC and each of its Subsidiaries, Affiliates, successors, assigns, officers, directors, employees, agents and attorneys (all of the foregoing referred to as "Releasors"), for good and valuable consideration the receipt and sufficiency of which is acknowledged, hereby release, acquit and forever discharge EMC, and each of its Parents (including the Parent's Subsidiaries, Affiliates, successors and assigns), Subsidiaries, Affiliates, successors, assigns, officers, directors, employees and attorneys (all of the foregoing being referred to as "Releasees") from any and all claims or liability for infringement of SSC Patents (including, without limitation, claims with respect to any method practiced in the manufacture or use of any EMC Licensed Product), which claims are based on acts or arose prior to the Effective Date. Releasors also irrevocably release, acquit and forever discharge customers of Releasees, to the same extent, for such customers' use of EMC Licensed Products. Releasors shall not initiate or maintain any action involving any claim for patent infringement against Releasees with respect to SCC Patents and Releasors hereby grant to the Releasees immunity from suit for patent infringement of the SCC Patents.

3. Royalties.

     (a) For the rights and privileges granted under Section 2(a), Section 2(b) and Section 2(c)(iv) of this Agreement, EMC shall pay to SCC a fee of Three Million Dollars ($3,000,000.00).


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PATENT LICENSE AGREEMENT                                            Page 4 of 11


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     (b) The fee set forth in Section Section 3(a) above shall be paid to SCC in
United States currency within seven (7) business days of the Effective Date by a wire transfer of funds to the following bank and account number of SCC:

         Bank:      *

         ABA:       *

         FBO:       *

         Account:   *

         FFC:       *

     (c) The payment due pursuant to this Agreement shall be made without the deduction of taxes of any kind, and the parties acknowledge that EMC has no obligation for any tax liability or tax reporting obligations of SCC with respect to such payments. Any taxes, duties or custom fees on payments from EMC to SCC, shall be the responsibility of SCC. To the extent such taxes, duties or customs fees are required, the payment from EMC to SCC will be net of such taxes, duties or customs fees.

     (d) The fee of Three Million Dollars ($3,000,000.00) is payable within seven (7) business days of the Effective Date. Failure to make this payment within seven (7) business days of the Effective Date shall constitute a material breach of this Agreement in which event SCC may, in addition to other rights, terminate this Agreement and the rights and licenses granted herein upon notice to EMC.

4. Assignability

     (a) Except as provided for by Sections Section 2(c)(ii) and 4(b) of this Agreement, the rights, licenses and obligations hereunder may not be assigned or delegated by EMC without the express written consent of SCC, which consent shall not be unnecessarily withheld. SCC shall not assign any of the SCC Patents nor grant any right under any of the SCC Patents unless such assignment or grant is made subject to the terms of this Agreement, including without limitation, the terms of Section 2 of this Agreement. Any attempted assignment in derogation of the foregoing shall be void.

     (b) This Agreement may be assigned by EMC only to a Parent, Subsidiary or an Affiliate or to a third party in connection with the sale of substantially all of EMC's business assets and


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PATENT LICENSE AGREEMENT                                            Page 5 of 11


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goodwill associated therewith, with written notice to SCC. Such assignment to a
Parent, Subsidiary or Affiliate shall remain effective even if said Subsidiary or Affiliate, subsequent to said assignment, ceases to be a Parent, Subsidiary or Affiliate. For purposes of this Section 4, the term "Parent" shall be deemed to include all Subsidiaries and Affiliates of the Parent.

5. Representations; Warranties; Negations.

     (a) SCC represents and warrants that:

          (i) it is the assignee of the SCC Patents, that it has the full right and authority to enter into this Agreement and to grant each of the releases, rights, licenses and/or sublicenses that it has granted herein, and the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on its part; and

          (ii) as of the Effective Date, it, and its Affiliates and Subsidiaries, will not have in effect any grant, and will not grant in the future, any rights inconsistent or in conflict with the rights, licenses and sublicenses granted or to be granted herein.

     (b) EMC represents and warrants that it has the full right and authority to enter into this Agreement, and the execution, delivery and performance of this Agreement have been authorized by all necessary corporate action on its part.

     (c) Nothing in this Agreement will be construed as:

          (i) A warranty or representation that any Covered Product will be free from infringement of third party patents;

          (ii) A requirement that any Party shall file any patent application, secure any patent or maintain any patent in force;

          (iii) An obligation to furnish any information concerning pending patent applications;

          (iv) Conferring a right to use in advertising, publicity or otherwise any trademark or trade name of any Covered Product;

          (v) Granting by implication, estoppel or otherwise, any licenses or rights under any patents other than the rights, licenses and releases enumerated in this Agreement; or


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PATENT LICENSE AGREEMENT                                            Page 6 of 11

          (vi) An obligation to give notice regarding issuance or acquisition of new patents, provided that SCC must respond to a written inquiry from EMC.

     (d) EXCEPT AS EXPRESSLY PROVIDED IN SUBSECTIONS 5(A) AND 5(A)(II), NEITHER PARTY MAKES, AND EACH PARTY SPECIFICALLY DISCLAIMS, ANY AND ALL REPRESENTATIONS, GUARANTEES OR WARRANTIES, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT OF THIRD PARTY RIGHTS.

6. Notices.

     All notices arising under or otherwise relating to this Agreement shall be in writing, delivered by hand or sent by certified U.S. mail, return receipt requested, or by established overnight delivery service ("ODS") or by facsimile transmission confirmed by one of the above means.

         All notices to EMC shall be given or made to:

                  EMC Corporation
                  171 South Street
                  Hopkinton, MA 01748

                  Attn: *

         All notices to SCC shall be given or made to:

                  Storage Computer Corporation
                  11 Riverside Street
                  Nashua, New Hampshire  03062-1373

                  Attn:  *

         A copy of all notices to SCC shall be sent to:

                  Sidley Austin Brown & Wood
                  717 North Harwood, Suite 3400
                  Dallas, Texas  75201
                  Attn:  *


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PATENT LICENSE AGREEMENT                                            Page 7 of 11


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Notices shall be effective upon receipt, except that notice sent by ODS shall be effective on the next business day.

     Either Party may, by written notice to the other Party, specify a different recipient, address or facsimile number to which notices shall be given, by notice thereof to the other party in the foregoing manner.

7. TERM AND TERMINATION

          This Agreement is effective on the Effective Date, and the licenses granted under this Agreement will be in full force and effect as of that date and will continue until the last to expire of the SCC Patents. The licenses and releases granted hereunder shall survive this Agreement's expiration or termination.

8. CONFIDENTIALITY

          The Parties agree not to disclose the terms of this Agreement to any third party (other than its Parents, Subsidiaries, Affiliates and Subsidiaries and Affiliates of the Parent) without the prior written consent of the other party. This obligation is subject to the following exceptions:

     (a) disclosure is permissible if required by government or court order, provided the party required to disclose first gives the other prior written notice to enable it to seek a protective order;

     (b) disclosure is permissible if otherwise required by law;

     (c) disclosure is permissible if required to enforce rights under this Agreement; and

     (d) each party may disclose this Agreement or its contents to the extent reasonably necessary, on a confidential basis, to its accountants, attorneys, financial advisors, its present or future providers of venture capital and/or potential investors in or acquirers of such party or the SCC Patents. Neither party shall use or refer to this Agreement or any of its provisions in any promotional activity.

9. MISCELLANEOUS

     (a) Amendments; Waivers.

          This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. This Agreement and any exhibit or schedule attached hereto may be amended only by agreement in writing of the Parties. No waiver of any provision nor consent to any exception to the terms of this Agreement will be effective unless made in

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Patent License Agreement                                            Page 8 of 11

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writing and signed by the Party to be bound and then only to the specific purpose, extent and instance so provided.

     (b) Governing Law.

     This Agreement, the legal relations between the Parties and any action, whether contractual or non-contractual, instituted by any Party with respect to matters arising under or growing out of or in connection with or in respect of this Agreement, including, but not limited to, the negotiation, execution, interpretation, coverage, scope, performance, breach, termination, validity, or enforceability of this Agreement, shall be governed by and construed in accordance with the patent laws of the United States, Title 35 U.S. Code, and the laws of the State of New York without regard to conflicts of law doctrines.

     (c) Headings.

     The descriptive headings of the Articles, Sections and subsections of this Agreement are for convenience only and do not constitute a part of this Agreement.

     (d) Remedies; Waiver.

     To the extent permitted by Law, all rights and remedies existing under this Agreement and any related agreements or documents are cumulative to and not exclusive of, any rights or remedies otherwise available under applicable Law. A Party's delay or failure to exercise any right under this Agreement must not be deemed a waiver of that right, and a partial exercise of any right will not preclude any further exercise of that or any other right.

     (e) Severability.

     If any provision of this Agreement is determined to be invalid, illegal or unenforceable by any governmental entity, the remaining provisions of this Agreement shall remain in full force and effect provided that the essential terms and conditions of this Agreement for the Parties remain valid, binding and enforceable.

     (f) Counterparts.

     This Agreement and its amendments may be executed in one or more counterparts. The counterparts will constitute one and the same agreement and will become effective when one or more counterparts have been signed by each Party and delivered to the other Party.

     (g) No Agency.


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PATENT LICENSE AGREEMENT                                            Page 9 of 11


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     No agency relationship is involved or created with respect to this
Agreement.

     (h) Integration

     This Agreement constitutes the entire agreement between the Parties relating to this subject matter, and supersedes all prior or contemporaneous proposals, agreements, representations and other communications between them on this subject.

AGREED, ACKNOWLEDGED AND ACCEPTED:

                                                    Storage Computer Corporation

Date:  November 5, 2002                             /s/ THEODORE J. GOODLANDER
       ----------------                             ----------------------------
                                                    Mr. Theodore J. Goodlander
                                                    President

                                                    EMC

Date: November 4, 2002                              /s/ PAUL T. DACIER
      ----------------                              ----------------------------
                                                    Paul T. Dacier
                                                    Senior Vice-President and
                                                    General Counsel


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PATENT LICENSE AGREEMENT                                           Page 10 of 11


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                                   SCHEDULE A
                                   ----------

                           SCC STORAGE SYSTEM PATENTS
                           --------------------------

US 6,098,128      Universal storage management system

US 5,893,919      Apparatus and method for storing data with selectable data protection using mirroring and selectable parity inhibition

US 5,790,774      Data storage system with dedicated allocation of parity
                  storage and parity reads and writes only on operations requiring parity information

US 5,732,238      Non-volatile cache for providing data integrity in operation with a volatile demand paging cache in a data storage system

US 5,720,027      Redundant disc computer having targeted data broadcast

US 5,257,367      Data storage system with asynchronous host operating system communication link

US 4,942,579      High-speed, high-capacity, fault-tolerant, error-correcting storage system

KR 128343         Fault-Tolerant, error-correcting storage system and method for storing digital information in such a storage system

EP 539 494        High-speed, high-capacity, fault-tolerant, error-correcting storage system for binary computers

EP 294 287        Fault-Tolerant, error-correcting storage system and method for storing digital information in such a storage system

DE 691 31 728     High-speed, high-capacity, fault-tolerant, error-correcting storage system for binary computers

DE 3856443        Fault-Tolerant, error-correcting storage system and method for storing digital information in such a storage system

CN 13713          Fault-tolerant, error-correcting storage system

CA 2,087,162      High-speed, high-capacity, fault-tolerant, error-correcting storage system for binary computers

CA 1296103        High-speed, high-capacity, fault-tolerant, error-correcting storage system

AU 663293         Storage system for binary computers

AU 605598         Fault-tolerant, error-correcting storage system

JP 3,180,130      Fault-Tolerant, error-correcting storage system and method for storing digital information in such a storage system

JP 3,273,254      High-speed, high-capacity, fault-tolerant, error-correcting storage system for binary computers


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PATENT LICENSE AGREEMENT                                           Page 11 of 11